Exhibit 99.1

HC2 Holdings Reports Fourth Quarter and Fiscal Year 2015 Results

Net revenue of $360.6 million for the fourth quarter 2015 and $1.1 billion for fiscal 2015

Adjusted EBITDA of $26.7 million and $96.9 million in Q4 and FY15, respectively, from our Core Operating Subsidiaries

New York, NY — (GlobeNewswire) — 3/15/2016 — HC2 Holdings, Inc. (“HC2”) (NYSE MKT: HCHC), a diversified holding company that focuses on acquiring and operating businesses that it considers to be under or fairly valued and growing its acquired businesses, today announced its consolidated results for the fourth quarter and fiscal year 2015, which ended on December 31, 2015.

“2015 was an exciting year for HC2 highlighted by the diversification of our business through the establishment of our insurance industry platform as well as the solid performance from our other Core Operating Subsidiaries,” said Philip Falcone, HC2’s Chairman, President and Chief Executive Officer. “Longer-term, we believe that HC2 is well positioned to build significant shareholder value given its diverse array of operating subsidiaries and commitment to pursue highly attractive, cash flow positive businesses.”

Fourth Quarter and Fiscal Year 2015 Financial Highlights:

•	Net revenue: HC2 recorded consolidated total net revenues of $360.6 million for the fourth quarter of 2015, an increase of $136.6 million, or 61%, as compared to the fourth quarter of 2014, primarily driven by the expansion in scale and number of customer relationships in our Telecommunications segment.

HC2 recorded consolidated total net revenue of $1,120.8 million for the fiscal year ended December 31, 2015, an increase of $573.4 million, or 105%, as compared to fiscal 2014 as reported due to the full year impact of acquisitions made in 2014 and expansion in scale and customer relationships in our Telecommunications segment.

•	Operating Profit/(Loss): HC2 reported a loss of $3.2 million from operations for the fourth quarter compared to a loss of $6.8 million during the fourth quarter of 2014, primarily driven by a reduction in corporate share-based payment expense due to equity awards granted in the fourth quarter of 2014.

Operating profit for fiscal year 2015 was $2.2 million compared to a loss of $13.6 million during fiscal year 2014.  The increase in operating profit was largely the result of the full year impact of the acquisitions made in 2014 and improved profitability in our Manufacturing and Telecommunications segments.  The increase was offset in part by an increase in acquisition and overhead costs in our Non-operating Corporate segment and decreases in our Life Sciences and Other segments (“Early-Stage and Other”).

•	Adjusted EBITDA: Adjusted EBITDA for our Manufacturing, Marine Services, Telecommunications, Utilities, and Insurance segments (our “Core Operating Subsidiaries”), was a combined $26.7 million for the fourth quarter of 2015 and $96.9 million for fiscal year 2015. This compares to a combined Adjusted EBITDA of $94.3 million during fiscal year 2014.

Adjusted EBITDA for our Core Operating Subsidiaries benefitted from strong growth in our Manufacturing segment due largely to margin expansion, growth in scale and customer relationships in the Telecommunications segment, and an increase in the number of natural gas fueling stations in our Utilities segment.  This was offset by the impact of fewer installation projects in the Marine Services segment when compared to 2014 on a pro-forma basis.

HC2 recorded total Adjusted EBITDA of $12.5 million during the fourth quarter of 2015 and $51.9 million for fiscal year 2015 after considering results from Early-Stage and Other (including a $5.0 million and $12.0 million Novatel Wireless non-cash charge in the fourth quarter and fiscal year 2015, respectively) and our Non-Operating Corporate segment.

•	Balance sheet: As of December 31, 2015, HC2 had consolidated cash, cash equivalents and investments of $1.5 billion, which includes the addition of our Insurance segment during the fourth quarter. At the corporate level, HC2 had $41.2 million in cash, cash equivalents and short-term investments at the end of the year.

Additional Fourth Quarter Highlights and Recent Developments:

•	On December 24, 2015, HC2 completed the acquisition of long-term care and life insurance businesses, United Teacher Associates Insurance Company (“UTAIC”) and Continental General Insurance Company (“CGIC”). UTAIC and CGIC had approximately $80.0 million of statutory surplus and $1.9 billion in total GAAP assets as of December 31, 2015.

•	Schuff’s backlog was $380.8 million as of December 31, 2015 consistent with the third quarter 2015 backlog. Notable ongoing projects include the Wilshire Grand Center in Los Angeles, the new Apple headquarters in Cupertino, CA, the new Volvo facility in South Carolina, the Anaheim Convention Center, and the Loma Linda Hospital in Los Angeles.

•	Global Marine announced the acquisition of a majority interest in CWind Limited, a leading offshore renewables specialist, highlighting the continued commitment to the offshore renewable sector. Global Marine also completed operations and installed a fiber optic cable between the Japanese island of Okinawa and an existing branching unit (BU) in the Asia Submarine-cable Express (ASE) system. In addition, Global Marine secured a sub-contract to install an optic cable between the Indonesian islands of Bali and Lombok and a contract win from Ocean Networks Canada, to upgrade the fibre optic cables serving the NEPTUNE observatory off the west coast of Canada.

Global Marine recently announced the award of  the extension of the North America Maintenance Zone (NAZ) submarine cable maintenance contract up to December 31, 2024.  This long-term extension demonstrates Global Marine’s capability to deliver highly responsive and well-executed maintenance provisions to its customers.

Huawei Marine Networks, one of Global Marine’s Joint Venture partners, secured a contract to build the Cameroon-Brazil Cable System (CBCS), connecting Africa to Latin America.

•
On November 4, 2015, HC2 announced the pricing of an underwritten public offering of 8,452,500 newly issued shares of HC2’s common stock. The net proceeds to HC2 from the offering, after deducting underwriting discounts and commissions and offering expenses, were approximately $54.7 million.

Non-GAAP Financial Measures and Other Information

The pro forma basis gives effect to the impact from our 2014 acquisitions of Schuff and Global Marine as if they had occurred on January 1, 2014.

Management believes that Adjusted EBITDA provides investors with meaningful information for gaining an understanding of our results as it is frequently used by the financial community to provide insight into an organization’s operating trends and facilitates comparisons between peer companies, since interest, taxes, depreciation, amortization and the other items listed in the definition of Adjusted EBITDA below can differ greatly between organizations as a result of differing capital structures and tax strategies. Adjusted EBITDA can also be a useful measure of a company’s ability to service debt. While management believes that non-US GAAP measurements are useful supplemental information, such adjusted results are not intended to replace our US GAAP financial results.

In 2015, we adjusted our definition of Adjusted EBITDA to exclude the adjustment for income (loss) from equity investees. We believe that the income generated by the equity investees of our Marine Services segment is an integral part of the segment's operating results. For consistency purposes we applied the same treatment to the equity investees within our Other segment. For the year ended December 31, 2014, this change resulted in an increase in Adjusted EBITDA of $4.7 million and $6.3 million on an as reported and pro forma basis, respectively.

The calculation of Adjusted EBITDA, as defined by us, consists of Net income (loss) as adjusted for depreciation and amortization; asset impairment expense; gain (loss) on sale or disposal of assets; lease termination costs; interest expense; loss on early extinguishment or restructuring of debt; other income (expense), net; foreign currency transaction gain (loss); income tax (benefit) expense; gain (loss) from discontinued operations; noncontrolling interest; share-based compensation expense; acquisition related costs; and other costs. See below for a reconciliation of Adjusted EBITDA to net income.

Conference Call

HC2 Holdings, Inc. will host a live conference call to discuss its results on Wednesday, March 16, 2016 at 8:30 a.m. Eastern Daylight Time. To join the event, participants may call 1.866.395.3893 (U.S. callers) or 1.678.509.7540 (international callers), using conference ID number 67881436. Alternatively, a live webcast of the conference call can be accessed by interested parties through the Investor Relations section of the HC2 Website, www.HC2.com.

A telephonic replay of the call will be available through midnight March 22, 2016 by dialing 1.855.859.2056 (domestic) or 1.404.537.3406 (international) and entering passcode 67881436.

Cautionary Statement Regarding Forward-Looking Statements

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: This release contains, and certain oral statements made by our representatives from time to time may contain, forward-looking statements. Generally, forward-looking statements include information describing actions, events, results, strategies and expectations and are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans,” “seeks,” “estimates,” “projects,” “may,” “will,” “could,” “might,” or “continues” or similar expressions. The forward-looking statements in this press release include without limitation statements regarding our expectation regarding building shareholder value.  Such statements are based on the beliefs and assumptions of HC2's management and the management of HC2's subsidiaries. The Company believes these judgments are reasonable, but you should understand that these statements are not guarantees of performance or results, and the Company’s actual results could differ materially from those expressed or implied in the forward-looking statements due to a variety of important factors, both positive and negative, that may be revised or supplemented in subsequent reports on Forms 10-K, 10-Q and 8-K. Such important factors include, without limitation, unanticipated issues related to the restatement of our financial statements; the fact that we have identified material weaknesses in our internal control over financial reporting, and any inability to remediate future material weaknesses; capital market conditions; the ability of HC2's subsidiaries to generate sufficient net income and cash flows to make upstream cash distributions; volatility in the trading price of HC2 common stock; the ability of HC2 and its subsidiaries to identify any suitable future acquisition opportunities; our ability to realize efficiencies, cost savings, income and margin improvements, growth, economies of scale and other anticipated benefits of strategic transactions; difficulties related to the integration of financial reporting of acquired or target businesses; difficulties completing pending and future acquisitions and dispositions; effects of litigation, indemnification claims, and other contingent liabilities; changes in regulations and tax laws; and risks that may affect the performance of the operating subsidiaries of HC2. These risks and other important factors discussed under the caption “Risk Factors” in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”), and our other reports filed with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release.

You should not place undue reliance on forward-looking statements. All forward-looking statements attributable to HC2 or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date made, and HC2 undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

About HC2

HC2 Holdings, Inc. is a publicly traded (NYSE MKT: HCHC) diversified holding company, which seeks opportunities to acquire and grow businesses that can generate long-term sustainable free cash flow and attractive returns in order to maximize value for all stakeholders. HC2 has a diverse array of operating subsidiaries across seven reportable segments, including Manufacturing, Marine Services, Utilities, Telecommunications, Life Sciences, Insurance and Other. HC2’s largest operating subsidiaries include Schuff International, Inc., a leading structural steel fabricator and erector in the United States, and Global Marine Systems Limited, a leading provider of engineering and underwater services on submarine cables. Founded in 1994, HC2 is headquartered in Herndon, Virginia.

For More Information on HC2 Holdings, Inc., Please Contact:

Ashleigh Douglas
ir@HC2.com
212-339-5875

HC2 HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEET
(in thousands, except share and per share amounts)

	December 31,
	2015	2014
Assets
Investments:
Fixed maturities, available-for-sale at fair value	$1,231,841	$250
Equity securities, available-for-sale at fair value	49,682	4,867
Mortgage loans	1,252	-
Policy loans	18,476	-
Other invested assets	53,119	50,566
Total investments	1,354,370	55,683
Cash and cash equivalents	158,624	107,978
Restricted cash	538	6,467
Accounts receivable, net	210,853	152,279
Costs and recognized earnings in excess of billings on uncompleted contracts	39,310	28,098
Inventory	12,120	14,975
Recoverable from reinsurers	522,562	-
Accrued investment income	15,300	-
Deferred tax asset	52,511	15,720
Property, plant and equipment, net	214,466	233,022
Goodwill	61,178	30,540
Intangibles	29,409	31,158
Other assets	65,206	32,378
Assets held for sale	6,065	3,865
Total assets	$2,742,512	$712,163
Liabilities, temporary equity and stockholders’ equity
Life, accident and health reserves	$1,593,330	$-
Annuity reserves	259,460	-
Value of business acquired	50,761	-
Accounts payable and other current liabilities	225,389	147,602
Billings in excess of costs and recognized earnings on uncompleted contracts	21,201	41,959
Deferred tax liability	4,281	-
Long-term obligations	371,876	335,531
Pension liability	25,156	37,210
Other liabilities	17,793	1,617
Total liabilities	2,569,247	563,919
Commitments and contingencies
Temporary equity:
Preferred stock, $.001 par value - 20,000,000 shares authorized; Series A - 29,172 and 30,000 shares issued and outstanding at December 31, 2015 and 2014, respectively; Series A-1 - 10,000 and 11,000 shares issued and outstanding at December 31, 2015 and 2014, respectively; Series A-2 - 14,000 and 0 shares issued and outstanding at December 31, 2015 and 2014, respectively	52,619	39,845
Redeemable noncontrolling interest	3,122	4,004
Total temporary equity	55,741	43,849
Stockholders’ equity:
Common stock, $.001 par value - 80,000,000 shares authorized; 35,281,375 and 23,844,711 shares issued and 35,249,749 and 23,813,085 shares outstanding at December 31, 2015 and 2014, respectively	35	24
Additional paid-in capital	209,477	141,948
Accumulated deficit	(79,729)	(44,164)
Treasury stock, at cost	(378)	(378)
Accumulated other comprehensive loss	(35,375)	(18,243)
Total HC2 Holdings, Inc. stockholders’ equity before noncontrolling interest	94,030	79,187
Noncontrolling interest	23,494	25,208
Total stockholders’ equity	117,524	104,395
Total liabilities, temporary equity and stockholders’ equity	$2,742,512	$712,163

HC2 HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Years Ended December 31,
	2015	2014	2013
Services revenue	$595,280	$197,280	$230,686
Sales revenue	522,661	350,158	-
Life, accident and health earned premiums, net	1,578	-	-
Net investment income	1,031	-	-
Realized gains (losses) on investments	256	-	-
Net revenue	1,120,806	547,438	230,686
Operating expenses
Cost of revenue—services	544,655	177,812	220,315
Cost of revenue—sales	437,968	296,530	-
Insurance benefits and acquisition expenses	2,245	-	-
Selling, general and administrative	108,527	80,239	34,692
Depreciation and amortization	23,280	6,334	12,032
(Gain) loss on sale or disposal of assets	170	(162)	(8)
Lease termination costs	1,185	-	-
Asset impairment expense	547	291	2,791
Total operating expenses	1,118,577	561,044	269,822
Income (loss) from operations	2,229	(13,606)	(39,136)
Interest expense	(39,017)	(12,347)	(8)
Loss on early extinguishment or restructuring of debt	-	(11,969)	-
Gain from contingent value rights valuation	-	-	14,904
Other income (expense), net	(6,820)	702	(814)
Income (loss) from equity investees	(3,015)	2,665	-
Loss from continuing operations before income taxes	(46,623)	(34,555)	(25,054)
Income tax benefit	10,882	22,869	7,442
Loss from continuing operations	(35,741)	(11,686)	(17,612)
Gain (loss) from discontinued operations	(21)	(146)	129,218
Net income (loss)	(35,762)	(11,832)	111,606
Less: Net (income) loss attributable to noncontrolling interest	197	(2,559)	-
Net income (loss) attributable to HC2 Holdings, Inc.	(35,565)	(14,391)	111,606
Less: Preferred stock dividends and accretion	4,285	2,049	-
Net income (loss) attributable to common stock and participating preferred stockholders	$(39,850)	$(16,440)	$111,606
Basic income (loss) per common share:
Loss from continuing operations attributable to HC2 Holdings, Inc.	$(1.50)	$(0.82)	$(1.25)
Gain (loss) from discontinued operations	-	(0.01)	9.20
Net income (loss) attributable to HC2 Holdings, Inc.	$(1.50)	$(0.83)	$7.95
Diluted income (loss) per common share:
Loss from continuing operations attributable to HC2 Holdings, Inc.	$(1.50)	$(0.82)	$(1.25)
Gain (loss) from discontinued operations	-	(0.01)	9.20
Net income (loss) attributable to HC2 Holdings, Inc.	$(1.50)	$(0.83)	$7.95
Weighted average common shares outstanding:
Basic	26,482	19,729	14,047
Diluted	26,482	19,729	14,047
Dividends declared per basic weighted average common shares outstanding	$-	$-	$8.58

HC2 HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Years Ended December 31,
	2015	2014	2013
Cash flows from operating activities:
Net income (loss)	$(35,762)	$(11,832)	$111,606
Adjustments to reconcile net income (loss) to operating cash flows:
Provision for doubtful accounts receivable	99	403	1,507
Share-based compensation expense	11,102	11,028	2,286
Depreciation and amortization	30,939	10,684	23,964
Amortization of deferred financing costs	1,420	240	—
Lease termination costs	1,185	—	—
(Gain) loss on sale or disposal of assets	170	816	(148,848)
(Gain) loss on sale of investments	—	(434)	—
Equity investment (income)/loss	3,015	(2,665)	—
Asset impairment expense	547	291	3,123
Amortization of debt discount	301	1,593	86
Loss on early extinguishment or restructuring of debt	—	11,969	21,124
(Gain) on bargain purchase	—	(1,417)	—
Unrealized loss on equity securities	2,878	—	—
Realized (gains) losses on investments	3,175	1,608	—
Change in fair value of Contingent Value Rights	—	—	(14,904)
Deferred income taxes	(13,102)	(30,223)	(522)
Unrealized foreign currency transaction (gain) loss on intercompany and foreign debt	182	1,352	(764)
Other	5,269	—	—
Changes in assets and liabilities, net of acquisitions:
(Increase) decrease in accounts receivable	(60,720)	18,349	(2,892)
(Increase) decrease in costs and recognized earnings in excess of billings on uncompleted contracts	(11,579)	(1,139)	—
(Increase) decrease in inventory	2,610	6,616	644
(Increase) decrease in other assets	17,032	764	(2,125)
Increase (decrease) in life, accident and health reserves	608	—	—
Increase (decrease) in accounts payable and other current liabilities	36,216	18,968	(12,859)
Increase (decrease) in billings in excess of costs and recognized earnings on uncompleted contracts	(20,767)	(23,793)	—
Increase (decrease) in other liabilities	3,259	(1,951)	(1,741)
Increase (decrease) in pension liability	(10,638)	(7,564)	—
Net change in cash due to operating activities	(32,561)	3,663	(20,315)
Cash flows from investing activities:
Purchases of property, plant and equipment	(21,324)	(5,819)	(12,577)
Sale of property and equipment and other assets	5,034	3,706	9
Purchases of investments	(54,598)	(33,034)	—
Sale of investments	12,248	2,411	—
Cash from disposition of business, net of cash disposed	—	31,645	270,634
Cash paid for business acquisitions, net of cash acquired	39,726	(146,026)	(397)
Purchase of noncontrolling interest	(475)	(38,403)	—
Receipt of dividends from equity investees	4,647	2,081	—
(Increase) decrease in restricted cash	—	(1,785)	475
Net change in cash due to investing activities	(14,742)	(185,224)	258,144
Cash flows from financing activities:
Annuity receipts	78	—	—
Proceeds from long-term obligations	564,857	915,896	—
Principal payments on long-term obligations	(528,679)	(689,745)	(128,036)
Payment of fees on restructuring of debt	—	(12,333)	(1,201)
Proceeds from sale of common stock, net	53,975	6,000	1,158
Proceeds from sale of preferred stock, net	14,033	40,050	—
Proceeds from the exercise of warrants and stock options	—	24,348	—
(Increase) decrease in restricted cash	6,014	—	—
Payment of deferred financing costs	(1,423)	—	—
Payment of dividend equivalents	—	—	(1,235)
Payment of dividends	(5,687)	(1,626)	(119,788)
Taxes paid in lieu of shares issued for share-based compensation	—	(47)	(1,000)
Net change in cash due to financing activities	103,168	282,543	(250,102)
Effects of exchange rate changes on cash and cash equivalents	(5,219)	(2,001)	(1,927)
Net change in cash and cash equivalents	50,646	98,981	(14,200)
Cash and cash equivalents, beginning of period	107,978	8,997	23,197
Cash and cash equivalents, end of period	$158,624	$107,978	$8,997
Supplemental cash flow information:
Cash paid for interest	$39,451	$7,527	$10,372
Cash paid for taxes	$1,134	$8,792	$616
Preferred stock accreting dividends and accretion	$206	$487	$—
Non-cash investing and financing activities:
Capital lease additions	$—	$—	$148
Purchases of property, plant and equipment under financing arrangements	$1,808	$4,400	$—
Property, plant and equipment included in accounts payable	$911	$2,544	$—
Non-cash investing activity on the reacquisition of shares from a noncontrolling interest	$—	$1,700	$—
Conversion of preferred stock to common stock	$1,839	$—	$—
Business acquisition through the issuance of common stock, long-term debt and warrants	$11,591	$—	$—
Non-cash financing activity on issuance of long-term debt	$5,000	$—	$—

HC2 HOLDINGS, INC.
ADJUSTED EBITDA
(in thousands)

	Twelve Months Ended December 31, 2015
	Core Operating						Early Stage and Other			Non-operating Corporate	HC2 Holdings, Inc.
	Manufacturing	Marine Services	Insurance	Telecommunications	Utilities	Total	Life Sciences	Other	Total
Net income (loss)	24,451	20,855	1,327	2,779	(274)	49,139	(4,575)	(18,276)	(22,851)	(61,852)	(35,565)
Adjustments to reconcile net income (loss) to Adjusted EBITDA:									-
Depreciation and amortization	2,016	17,256	2	417	1,635	21,325	20	1,934	1,954	-	23,280
Depreciation and amortization (included in cost of revenue)	7,659	-	-	-	-	7,659	-	-	-	-	7,659
Asset impairment expense	-	547	-	-	-	547	-	-	-	-	547
(Gain) loss on sale or disposal of assets	257	(138)	-	50	-	170	-	1	1	-	170
Lease termination costs	-	-	-	1,184	-	1,184	-	1	1	-	1,185
Interest expense	1,379	3,803	-	-	42	5,224	-	-	-	33,793	39,017
Other (income) expense, net	(443)	(1,340)	(56)	(2,304)	(42)	(4,185)	(1)	5,764	5,763	5,242	6,820
Foreign currency (gain) loss (included in cost of revenue)	-	(2,039)	-	-	-	(2,039)	-	-	-	-	(2,039)
Income tax (benefit) expense	15,572	400	(1,448)	(237)	(347)	13,941	(1,037)	(7,733)	(8,770)	(16,052)	(10,882)
Loss from discontinued operations	20	-	-	-	-	20	-	1	1	-	21
Noncontrolling interest	1,136	616	-	-	(267)	1,485	(1,681)	(1)	(1,682)	-	(197)
Share-based payment expense	-	-	-	-	49	49	71	-	71	10,982	11,102
Acquisition related costs	-	-	-	-	70	70	23	-	23	8,362	8,455
Other costs	-	2,181	-	121	-	2,302	-	-	-	-	2,302
Adjusted EBITDA	$52,047	$42,141	$(175)	$2,010	$866	$96,889	$(7,180)	$(18,309)	$(25,489)	$(19,525)	$51,875

	Three Months Ended December 31, 2015
	Core Operating						Early Stage and Other			Non-operating Corporate	HC2 Holdings, Inc.
	Manufacturing	Marine Services	Insurance	Telecommunications	Utilities	Total	Life Sciences	Other	Total
Net income (loss)	8,269	2,891	1,618	3,078	55	15,911	(545)	(24,044)	(24,589)	(2,762)	(11,440)
Adjustments to reconcile net income (loss) to Adjusted EBITDA:
Depreciation and amortization	526	4,279	2	123	429	5,358	12	1,292	1,305	-	6,663
Depreciation and amortization (included in cost of revenue)	1,924	-	-	-	-	1,924	-	-	-	-	1,924
Asset impairment expense	-	547	-	-	-	547	-	(0)	(0)	-	547
(Gain) loss on sale or disposal of assets	326	(21)	-	-	-	305	-	1	1	-	305
Lease termination costs	-	-	-	60	-	60	-	1	1	-	61
Interest expense	315	914	-	-	10	1,239	-	(0)	(0)	8,570	9,809
Other (income) expense, net	(279)	(1,090)	(56)	(2,299)	(10)	(3,733)	(0)	6,774	6,774	251	3,292
Foreign currency (gain) loss (included in cost of revenue)	-	608	-	309	-	916	-	(1)	(1)	-	915
Income tax (benefit) expense	3,384	222	(1,448)	(237)	(347)	1,575	(1,037)	8,616	7,579	(18,203)	(9,048)
Loss from discontinued operations	0	-	-	-	-	0	-	(23)	(23)	-	(23)
Noncontrolling interest	169	52	-	-	43	265	(468)	(1)	(469)	-	(205)
Share-based payment expense	-	-	0	-	26	26	71	(0)	71	3,602	3,700
Acquisition related costs	-	-	-	-	70	70	23	0	23	3,660	3,754
Other costs	-	2,181	-	12	-	2,193	-	-	-	-	2,193
Adjusted EBITDA	$14,634	$10,585	$116	$1,046	$274	$26,655	$(1,944)	$(7,383)	$(9,327)	$(4,882)	$12,446

	As Reported	Pro Forma
	Twelve Months Ended December 31, 2014
	HC2 Holdings, Inc.	Core Operating						Early Stage and Other			Non-operating Corporate	HC2 Holdings, Inc.
		Manufacturing	Marine Services	Insurance	Telecommunications	Utilities	Total	Life Sciences	Other	Total
Net income (loss)	(14,391)	19,278	17,718	-	(1,068)	236	36,164	(3,759)	29,219	25,460	(51,410)	10,214
Adjustments to reconcile net income (loss) to Adjusted EBITDA:
Depreciation and amortization	6,334	4,139	14,776	-	528	484	19,927	1	-	1	-	19,928
Depreciation and amortization (included in cost of revenue)	4,350	4,350	-	-	-	-	4,350	-	-	-	-	4,350
Asset impairment expense	291	-	-	-	291	-	291	-	-	-	-	291
(Gain) loss on sale or disposal of assets	(162)	(2)	104	-	(160)	-	(58)	-	-	-	-	(58)
Lease termination costs	-	-	-	-	-	-	-	-	-	-	-	-
Interest expense	12,347	1,627	4,708	-	1	20	6,356	-	-	-	10,700	17,056
Loss on early extinguishment of debt	11,969	-	-		-	-	-	-	-		11,969	11,969
Other (income) expense, net	(702)	(476)	(2,410)	-	(831)	(1,431)	(5,148)	-	1,610	1,610	217	(3,321)
Foreign currency (gain) loss (included in cost of revenue)	-	-	-	-	-	-	-	-	-	-	-	-
Income tax (benefit) expense	(22,869)	13,318	1,069	-	58	103	14,548	-	(31,828)	(31,828)	(963)	(18,243)
Loss from discontinued operations	146	35	3,007	-	-	-	3,042	-	157	157		3,199
Noncontrolling interest	2,559	3,569	3,059	-	-	229	6,857	(1,038)	1	(1,037)	-	5,820
Share-based payment expense	11,028	-	-	-	-	-	-	-	-	-	11,028	11,028
Acquisition related costs	13,044	-	7,966	-	-	-	7,966	-	-	-	5,078	13,044
Other costs	-	-	-	-	-	-	-	-	-	-	-	-
Adjusted EBITDA	23,944	$45,838	$49,997	$-	$(1,181)	$(359)	$94,295	$(4,796)	$(841)	$(5,637)	$(13,381)	$75,277